Exhibit 10.11

EXECUTION COPY

CONSENT AND AMENDMENT NO. 6

TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Consent and Amendment”), dated as of July 27, 2005, is made among Sabine Pass LNG, L.P., a Delaware limited partnership (the “Borrower”), Société Générale, in its capacity as administrative agent for the Lenders (the “Agent”), HSBC Bank USA, National Association, in its capacity as collateral agent for the Lenders (the “Collateral Agent”) and the Lenders party to the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Agent and the Collateral Agent are party to a Credit Agreement dated as of February 25, 2005 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), pursuant to which the lenders from time to time party thereto (the “Lenders”) have agreed to make loans to the Borrower in an aggregate principal amount of $822,000,000;

WHEREAS, the Borrower and Bechtel Corporation (the “EPC Contractor”) have entered into an Engineering, Procurement and Construction Agreement (the “EPC Contract”) relating to the Project;

WHEREAS, pursuant to the waiver request letter (the “Waiver Request Letter”), attached hereto as Exhibit A, the Borrower has requested that the Lenders consent to (a) the Borrower entering into the Change Orders (the forms of which are attached hereto as Exhibit B) (the “Change Orders”) which will result in an increase in the price of the EPC Contract and (b) an amendment of Section 8.20(a)(i) of the Credit Agreement with respect to the requirement that the Borrower fund in advance the amounts necessary to pay for such price increase, in each case, as more fully described in the Waiver Request Letter.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Capitalized terms (including those used in the preamble and the recitals above) not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the principles of interpretation set forth therein shall apply herein.

Section 2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Agent, the Collateral Agent and the Lenders hereby consent to the Borrower entering into the Change Orders.

Section 3. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended

Consent and Amendment No. 6

by (a) adding the following phrase at the end of Section 8.20(a)(i)(C)(1) thereof: “provided that no such deposit shall be required in connection with any such Change Order the amount and subject matter of which is included as a Contingency line item or which constitutes a utilization of any portion of the unallocated Contingency reflected in the Construction Budget and Schedule delivered on the Closing Date.” and (b) adding the following sentence at the end of Section 8.20(a)(i): “For the avoidance of doubt, nothing contained in this clause 8.20(a)(i) shall be deemed to amend or modify any other requirement contained in this Agreement to obtain the consent of the Lenders, the Agent and/or the Independent Engineer for any increase in Project Costs or use of proceeds of the Loans;”

Section 4. Conditions Precedent. This Consent and Amendment shall become effective on the date on which the Agent has received counterparts of this Consent and Amendment duly executed and delivered by each of the Borrower and the Majority Lenders.

Section 5. Miscellaneous.

(a) Limited Amendment.

(i) Except as expressly consented to or amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Financing Documents shall remain unchanged and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

(ii) The consent and amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly consented to or amended and shall not be deemed to be a waiver of any right, power or remedy of any Lender, the Agent or the Collateral Agent under, or a waiver of, consent to or modification of any other term or provision of the Credit Agreement, any other Financing Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Credit Agreement or any of the other Financing Documents.

(iii) Except as provided in Section 2 and Section 3 hereof, nothing contained in this Consent and Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Consent and Amendment.

(b) Financing Document. This Consent and Amendment shall be deemed to be a Financing Document referred to in the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Counterparts; Integration; Effectiveness. This Consent and Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any parties hereto may execute this Consent and Amendment by signing any such counterpart.

Consent and Amendment No. 6

(d) Costs and Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Lenders) incurred in connection with the preparation and delivery of this Consent and Amendment and such other related documents.

(e) Governing Law. THIS CONSENT AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

Consent and Amendment No. 6

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be duly executed and delivered as of the day and year first above written.

SABINE PASS LNG, L.P.,
as Borrower

By:	Sabine Pass LNG – GP, Inc.,
its General Partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

Address for Notices:

717 Texas Avenue, Suite 3100
Houston, TX 77002
Attn: Treasurer

Consent and Amendment No. 6

SOCIÉTÉ GÉNÉRALE,
as Agent

By:	/s/ Deepa Dadlani
Name:	Deepa Dadlani
Title:	Vice President

Address for Notices:

1221 Avenue of the Americas
New York, NY 10020
Attn: Deepa Dadlani

Consent and Amendment No. 6

HSBC BANK USA, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Deirdra N. Ross
Name:	Deirdra N. Ross
Title:	Assistant Vice President

Address for Notices:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Attn: Corporate Trust

With a copy to:

DLA Piper Rudnick Gray Cary US LLP
One Liberty Place
1650 Market Street, Suite 4900
Philadelphia, PA 19103
Attn: Peter Tucci, Esq.

Consent and Amendment No. 6

Exhibit A

to Consent and Amendment No. 6

Waiver Request Letter

(see attached)

Consent and Amendment No. 6

[Exhibit B]

[to Consent and Amendment No. 6]

Change Order

(see attached)

Consent and Amendment No. 6